UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2019

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
Item 8.01 Other Events

On March 1, 2019, Peoples Bancorp Inc. (“Peoples”), parent company of Peoples Bank, issued a press release announcing that it has received all necessary regulatory approvals for the merger between Peoples and First Prestonsburg Bancshares Inc. (“First Prestonsburg”) and for the merger between Peoples Bank and First Prestonsburg’s wholly owned subsidiary, First Commonwealth Bank of Prestonsburg, Inc. (“First Commonwealth”).
On February 12, 2019, the shareholders of First Prestonsburg approved the merger with Peoples through the adoption of the previously announced definitive merger agreement, pursuant to which First Prestonsburg will merge with and into Peoples, and First Commonwealth will subsequently merge with and into Peoples Bank.
A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
a) - c)
Not applicable.

d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	March 1, 2019	By:/s/	JOHN C. ROGERS
John C. Rogers
Executive Vice President
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
99	Peoples Bancorp Inc. Receives Regulatory Approval of its Merger with First Prestonsburg Bancshares Inc.